                                                                  EXHIBIT (23)-2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts"; and to the use of our report dated February 5, 1998 with respect to the consolidated financial statements of Warrior Capital Corporation and Subsidiary included in the Proxy Statement of The Banc Corporation that is made a part of the Registration Statement (Amendment No. 3 to Form S-4 No. 333-58493) and the Prospectus of The Banc Corporation.




Birmingham, Alabama
October 7, 1998

                                   /s/ Dudley, Hopton-Jones, Sims & Freeman PLLP

                                       Dudley, Hopton-Jones, Sims & Freeman PLLP